Exhibit 99.1

          NGP Capital Resources Company Announces Portfolio Investment

    HOUSTON--(BUSINESS WIRE)--May 3, 2006--NGP Capital Resources
Company (NASDAQ:NGPC):

    Update on Investment Activity

    NGP Capital Resources Company (NASDAQ:NGPC) today announced that it has closed an $85 million Senior Secured Credit Facility (the "Facility") and a $10 million Senior Subordinated Secured Convertible Term Loan (the "Convertible Term Loan") with Resaca Exploitation, LP ("Resaca"), a private Houston, Texas based oil and gas producer affiliated with Torch Energy Advisors Incorporated. NGPC acted as arranger and agent for the Facility and the Convertible Term Loan and has committed to fund 40% of each, with the remaining commitments provided by other investors. Initial availability under the Facility is approximately $76 million, with approximately $62 million funded; an additional $10 million was made available and funded under the Convertible Term Loan. NGPC's portion of the initial funding was $24.6 million under the Facility and $4.0 million under the Convertible Term Loan.
    The Facility and the Convertible Term Loan are secured by first and second liens, respectively, on substantially all of Resaca's properties. Additionally, as partial consideration for providing the Facility and Convertible Term Loan, NGPC received an overriding royalty interest in Resaca's properties.
    Proceeds of the Facility and the Convertible Term Loan will be used by Resaca to acquire and develop oil and gas assets located in west Texas and New Mexico.
    Following this investment, NGPC currently has committed and made available for funding an approximate total of $172 million to nine portfolio companies, with approximately $147 million currently outstanding.

    About NGP Capital Resources Company

    NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is focused principally on energy related private companies and public companies not traded on a national exchange. From time to time, the Company may also invest in other public companies that are traded on a national exchange. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and may also make equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $3.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.
    This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.
    We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
    Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.
    INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, Rich Bernardy (rbernardy@ngpcrc.com) or Kelly Plato (kplato@ngpcrc.com), 713-752-0062.
    INVESTOR RELATIONS CONTACT: Steve Gardner
(investor_relations@ngpcrc.com), 713-752-0062.


    CONTACT: NGP Capital Resources Company, Houston
             Investment Contact:
             Rich Bernardy, 713-752-0062
             rbernardy@ngpcrc.com
             or
             Kelly Plato, 713-752-0062
             kplato@ngpcrc.com
             or
             Investor Relations Contact:
             Steve Gardner, 713-752-0062
             investor_relations@ngpcrc.com